EXHIBIT (21)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Subsidiaries of the Registrant

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity or are in the process of being liquidated that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2013. Entities denoted with an asterisk (*) are among those currently planned for liquidation.

"Procter & Gamble Services Company" O.O.O. [Russia]
"Procter & Gamble" O.O.O. [Russia]
Agile Pursuits Franchising, Inc. [Ohio]
Agile Pursuits, Inc. [Delaware]
Agile Pursuits, Inc. [Ohio]
An-Pro Company [Ohio]
Arbora & Ausonia, S.L.U. [Spain]
Arbora, S.A. [Spain]
Arborinvest, S.A.U. [Spain]
Braun (Shanghai) Co., Ltd. [China]
Braun GmbH [Germany]
Braun Oral-B Ireland Limited [Ireland]
Braun-Gillette Immobilien GmbH & Co. KG [Germany]
Capella OOO [Russia]
Chemo Laboratories Manufacturing Sdn. Bhd. [Malaysia] (*)
China Battery Limited [Hong Kong]
Compania Giva, S.A. [Delaware]
Compania Procter & Gamble Mexico, S. de R.L. de C.V. [Mexico]
Consumer Studies, Inc. [Massachusetts]
Corporativo Procter & Gamble, S. de R.L. de C.V. [Mexico]
Cosmetic Products Pty. Ltd. [Australia]
Cosmetic Suppliers Pty. Ltd. [Australia]
Detergent Products B.V. [Netherlands ]
Detergent Products SARL [Switzerland]
Detergenti S.A. [Romania]
Duracell (China) Ltd. [China]
Duracell Batteries B.V.B.A. [Belgium]
Duracell do Brasil Industria e Comercio Ltda. [Brazil]
Duracell Powermat, LLC [Delaware]
Escada Cosmetics Ltd. [Korea] (*)
Fameccanica Data S.p.A. [Italy]
Fameccanica Indùstria e Comèrcio Do Brasil LTDA. [Brazil]
Fameccanica Machinery (Shanghai) Co., Ltd. [China]
Fater S.p.A. [Italy]
FF Trademark, LLC [Delaware]
Foreign Company "Procter & Gamble" [Belarus]
Fountain Square Music Publishing Co., Inc. [Ohio]
FPG Oleochemicals Sdn. Bhd. [Malaysia]
Frederic Holding Co. [Delaware]
Frederic, LLC [Delaware]

Fujian Nanping Nanfu Battery Co., Ltd. [China]
Gillette (China) Ltd. [China]
Gillette (Shanghai) Ltd. [China]
Gillette (Shanghai) Sales Company Limited [China]
Gillette Aesop Ltd. [U.K.]
Gillette Australia Pty. Ltd. [Australia]
Gillette Canada Holdings, Inc. [Delaware]
Gillette China Investment, LLC [Delaware]
Gillette Commercial Operations North America [Massachusetts]
Gillette Czech and Ukraine Holding, LLC [Ohio]
Gillette de Mexico, Inc. [Delaware]
Gillette del Uruguay, S.A. [Uruguay] (*)
Gillette Distribution Ltd. [Egypt] (*)
Gillette Diversified Operations Pvt. Ltd. [India]
Gillette Egypt S.A.E. [Egypt]
Gillette GOK Holding LLC [Ohio]
Gillette Group UK Ltd [U.K.]
Gillette Holding Company, Inc. [Delaware]
Gillette Holding GmbH [Germany]
Gillette India Limited [India]
Gillette Industries Ltd. [U.K.]
Gillette International B.V. [Netherlands]
Gillette Latin America Holding B.V. [Netherlands]
Gillette Management LLC [Delaware]
Gillette Nova Scotia Company [Canada]
Gillette Pakistan Limited [Pakistan]
Gillette Poland International sp. zo.o. [Poland]
Gillette Poland S.A. [Poland]
Gillette Products Private Limited [India]
Gillette U.K. Limited [U.K.]
Giorgio Beverly Hills, Inc. [Delaware]
Go Unlimited LLC [Delaware]
Graham Webb International, Inc. [Delaware]
Gresham Cosmetics Pty. Ltd. [Australia]
HDS Cosmetics Lab Inc. [Delaware]
Hyginett KFT [Hungary]
Iams Chile Ltda. [Chile]
Iams do Brasil Comercial, Exportadora e Importadora Ltda. [Brazil]
Iams Europe B.V. [Netherlands ]
Iams Pet Food International N.V. [Netherlands]
Industries Marocaines Modernes SA [Morocco]
Laboratorios Vicks, S.L.U. [Spain]
Liberty Street Music Publishing Company, Inc. [Ohio]
Limited Liability Company 'Procter & Gamble Trading Ukraine' [Ukraine]
LLC "Procter & Gamble Novomoskovsk" [Russia]
LLL "Procter & Gamble Distributorskaya Compania" [Russia]

LLL "Procter & Gamble Prestige Products" [Russia] (*)
Marcvenca Inversiones, C.A. [Venezuela]
MDVIP, Inc. [Delaware]
Metropolitan Cosmetics GmbH [Germany]
Mining Consultants (India) Private Ltd. [India]
Modern Industries Company - Dammam [Saudi Arabia]
Modern Products Company - Jeddah [Saudi Arabia]
Natura Pet Products, Inc. [Delaware]
New Chapter Canada Inc. [Canada]
New Chapter, Inc. [Delaware]
Nexus Mercantile Private Ltd. [India]
Nioxin Management, Inc. [Georgia]
Nioxin Research Laboratories, Inc. [Georgia]
Noxell Corporation [Maryland]
Olay LLC [Puerto Rico]
Ondal France SARL [France]
Oral-B Laboratories Dublin LLC [Delaware]
Oral-B Laboratories Newbridge LLC [Delaware]
Oral-B Laboratories, G.P. [Delaware]
P&G Asia Investments, LLC [Ohio]
P&G Design Center Godo Kaisha [Japan]
P&G Distribution Morocco SAS [Morocco]
P&G Indochina [Vietnam]
P&G Industrial Peru S.R.L. [Peru]
P&G Innovation Godo Kaisha [Japan]
P&G Israel M.D.O. Ltd. [Israel]
P&G Japan Holdings Godo Kaisha [Japan]
P&G K.K. [Japan]
P&G Max Factor Godo Kaisha [Japan]
P&G Northeast Asia Pte. Ltd. [Singapore]
P&G Prestige Products GmbH [Germany]
P&G Prestige Products Ltd. [U.K.]
P&G Prestige Products N.V. [Belgium]
P&G Prestige Products, Inc. [Connecticut]
P&G Prestige Service GmbH [Germany]
P&G South African Trading (Pty.) Ltd. [South Africa]
P&G-Clairol, Inc. [Delaware]
Parfums Rochas S.A.S. [France]
PGIO S.A. Agencia en Chile [Chile]
PGT Healthcare LLP [Delaware]
Phase II Holdings Corporation [Philippines]
PPI ZAO [Russia]
PPS Hairwear Australia Pty. Ltd. [Australia]
Procter & Gamble (Chengdu) Ltd. [China]
Procter & Gamble (China) Ltd. [China]
Procter & Gamble (China) Sales Co., Ltd. [China]

Procter & Gamble (Egypt) Manufacturing Company [Egypt]
Procter & Gamble (Enterprise Fund) Limited [U.K.]
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd. [China]
Procter & Gamble (Guangzhou) Ltd. [China]
Procter & Gamble (Health & Beauty Care) Limited [U.K.]
Procter & Gamble (Jiangsu) Ltd. [China]
Procter & Gamble (L&CP) Limited [U.K.]
Procter & Gamble (Malaysia) Sdn Bhd [Malaysia]
Procter & Gamble (Shanghai) International Trade Company Ltd. [China]
Procter & Gamble (Singapore) Pte. Ltd. [Singapore]
Procter & Gamble Acquisition GmbH [Germany]
Procter & Gamble Algeria EURL [Algeria]
Procter & Gamble Amazon Holding B.V. [Netherlands]
Procter & Gamble Amiens S.A.S. [France]
Procter & Gamble Argentina SRL [Argentina]
Procter & Gamble Asia Holding B.V. [Netherlands]
Procter & Gamble Asia Pte. Ltd. [Philippines]
Procter & Gamble Asia Pte. Ltd. [Singapore] (*)
Procter & Gamble Australia Proprietary Limited [Australia]
Procter & Gamble Azerbaijan Services LLC [Azerbaijan]
Procter & Gamble Blois S.A.S. [France]
Procter & Gamble Brazil Holdings B.V. [Netherlands]
Procter & Gamble Bulgaria EOOD [Bulgaria]
Procter & Gamble Business Services Canada Company [Canada]
Procter & Gamble Canada Holding B.V. [Netherlands]
Procter & Gamble Chile Holding Ltda. [Chile]
Procter & Gamble Chile Limitada [Chile]
Procter & Gamble Chile, Inc. [Ohio]
Procter & Gamble Colombia Ltda. [Colombia]
Procter & Gamble Commercial de Cuba, S.A. [Cuba]
Procter & Gamble Commercial LLC [Puerto Rico]
Procter & Gamble Czech Holding B.V. [Netherlands]
Procter & Gamble Czech Republic s.r.o. [Czech Republic]
Procter & Gamble d.o.o. za trgovinu [Croatia]
Procter & Gamble Danmark ApS [Denmark]
Procter & Gamble de Venezuela, S.C.A. [Venezuela]
Procter & Gamble Detergent (Beijing) Ltd. [China]
Procter & Gamble Distributing (Philippines) Inc. [Philippines]
Procter & Gamble Distributing New Zealand Limited [New Zealand]
Procter & Gamble Distribution Company (Europe) BVBA [Belgium]
Procter & Gamble Distribution S.R.L. [Romania]
Procter & Gamble do Brasil S/A [Brazil]
Procter & Gamble do Brazil, LLC [Delaware]
Procter & Gamble do Nordeste S/A [Brazil]
Procter & Gamble DS Polska Spolka z o.o. [Poland]
Procter & Gamble Eastern Europe, LLC [Ohio]

Procter & Gamble Ecuador Cia. Ltda. [Ecuador]
Procter & Gamble Egypt [Egypt]
Procter & Gamble Egypt Distribution [Egypt]
Procter & Gamble Egypt Holding [Egypt]
Procter & Gamble Egypt Supplies [Egypt]
Procter & Gamble Energy Company LLC [Ohio]
Procter & Gamble España S.A. [Spain]
Procter & Gamble Europe SA [Switzerland]
Procter & Gamble Export Operations SARL [Switzerland]
Procter & Gamble Exports, LLC [Delaware]
Procter & Gamble Far East, Inc. [Ohio]
Procter & Gamble Finance (U.K.) Ltd. [U.K.]
Procter & Gamble Financial Services S.a.r.l. [Luxembourg]
Procter & Gamble Finland OY [Finland]
Procter & Gamble France S.A.S. [France]
Procter & Gamble Germany GmbH & Co. Operations oHG [Germany]
Procter & Gamble Germany GmbH [Germany]
Procter & Gamble GmbH [Germany]
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG [Germany]
Procter & Gamble Gulf FZE [United Arab Emirates]
Procter & Gamble Hair Care, LLC [Delaware]
Procter & Gamble Hellas Ltd. [Greece]
Procter & Gamble Holding (Thailand) Limited [Thailand]
Procter & Gamble Holding France S.A.S. [France]
Procter & Gamble Holding GmbH [Germany]
Procter & Gamble Holding S.r.l. [Italy]
Procter & Gamble Holdings (UK) Ltd. [U.K.]
Procter & Gamble Home Products Limited [India]
Procter & Gamble Hungary Wholesale Trading Partnership (KKT) [Hungary]
Procter & Gamble Hygiene & Health Care Limited [India]
Procter & Gamble Inc. [Canada]
Procter & Gamble India Holdings B.V. [Netherlands]
Procter & Gamble India Holdings, Inc. [Ohio]
Procter & Gamble Industrial Colombia Ltda. [Colombia]
Procter & Gamble Industrial e Comercial Ltda. [Brazil]
Procter & Gamble Industrial S.C.A. [Venezuela]
Procter & Gamble Industrial-2012 C.A. [Venezuela]
Procter & Gamble Interamericas de Costa Rica, Limitada [Costa Rica]
Procter & Gamble Interamericas de El Salvador, Limitada de Capital Variable [El Salvador] (*)
Procter & Gamble Interamericas de Guatemala, Limitada [Guatemala]
Procter & Gamble Interamericas de Panama, S. de R.L. [Panama]
Procter & Gamble International Finance Funding General Management S.a.r.l. [Luxembourg] (*)
Procter & Gamble International Funding SCA [Luxembourg]
Procter & Gamble International Operations Pte. Ltd. [Singapore]
Procter & Gamble International Operations S.A. [Switzerland]
Procter & Gamble International Operations SA-ROHQ [Philippines]

Procter & Gamble International S.a.r.l. [Luxembourg]
Procter & Gamble Investment Company (UK) Ltd. [U.K.]
Procter & Gamble Investment GmbH [Germany]
Procter & Gamble Italia, S.p.A. [Italy]
Procter & Gamble Japan K.K. [Japan]
Procter & Gamble Kazakhstan LLP [Kazakhstan]
Procter & Gamble Korea IE, Co. [Korea]
Procter & Gamble Korea Inc. [Korea]
Procter & Gamble Korea S&D Co. [Korea]
Procter & Gamble Lanka Private Ltd. [Sri Lanka]
Procter & Gamble Leasing LLC [Ohio]
Procter & Gamble Levant S.A.L. [Lebanon]
Procter & Gamble Limited [U.K.]
Procter & Gamble Manufactura, S. de R.L. de C.V. [Mexico]
Procter & Gamble Manufacturing (Thailand) Limited [Thailand]
Procter & Gamble Manufacturing (Tianjin) Co. Ltd. [China]
Procter & Gamble Manufacturing Belgium N.V. [Belgium]
Procter & Gamble Manufacturing Berlin GmbH [Germany]
Procter & Gamble Manufacturing Cologne GmbH [Germany]
Procter & Gamble Manufacturing GmbH [Germany]
Procter & Gamble Manufacturing SA (Pty) Ltd [South Africa]
Procter & Gamble Manufacturing Ukraine [Ukraine] (*)
Procter & Gamble Marketing and Services doo Beograd [Serbia and Montenegro]
Procter & Gamble Marketing DOOEL Skopje [Macedonia] (*)
Procter & Gamble Marketing Romania SRL [Romania]
Procter & Gamble Maroc SA [Morocco]
Procter & Gamble Mataro, S.L.U. [Spain]
Procter & Gamble Mexico Holding B.V. [Netherlands]
Procter & Gamble Nederland B.V. [Netherlands]
Procter & Gamble Netherlands Services B.V. [Netherlands]
Procter & Gamble Nigeria Limited [Nigeria]
Procter & Gamble Nordic LLC [Ohio]
Procter & Gamble Norge AS [Norway]
Procter & Gamble Operations Polska-Spolka z o.o. [Poland]
Procter & Gamble Overseas India B.V. [Netherlands ]
Procter & Gamble Overseas Ltd. [U.K.]
Procter & Gamble Pakistan (Private) Limited [Pakistan]
Procter & Gamble Partnership LLP [U.K.]
Procter & Gamble Peru S.R.L. [Peru]
Procter & Gamble Pet Care (Australia) Pty. Ltd. [Australia]
Procter & Gamble Pharmaceuticals France SAS [France]
Procter & Gamble Philippines, Inc. [Philippines]
Procter & Gamble Polska-Spolka z o.o [Poland]
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A. [Portugal]
Procter & Gamble Prestige Products S.A. [Portugal]
Procter & Gamble Prestige Products, S.A.U. [Spain]

Procter & Gamble Product Supply (U.K.) Limited [U.K.]
Procter & Gamble Productions, Inc. [Ohio]
Procter & Gamble Productos de Consumo, S.L.U. [Spain]
Procter & Gamble RHD, Inc. [Ohio]
Procter & Gamble RSC Regional Service Company Ltd. [Hungary]
Procter & Gamble S.r.l. [Italy]
Procter & Gamble SA (Pty) Ltd. [South Africa]
Procter & Gamble Satis ve Dagitim Ltd. Sti. [Turkey]
Procter & Gamble Service GmbH [Germany]
Procter & Gamble Services (Switzerland) SA [Switzerland]
Procter & Gamble Services Company N.V. [Belgium]
Procter & Gamble Services LT [Lithuania] (*)
Procter & Gamble Services Ltd. [Kenya]
Procter & Gamble Servicse EESTI OU [Estonia] (*)
Procter & Gamble South America Holding B.V. [Netherlands]
Procter & Gamble Sverige AB [Sweden]
Procter & Gamble Switzerland SARL [Switzerland]
Procter & Gamble Taiwan Limited [Taiwan]
Procter & Gamble Technical Centres Limited [U.K.]
Procter & Gamble Technology (Beijing) Co., Ltd. [China]
Procter & Gamble Trading (Thailand) Limited [Thailand]
Procter & Gamble Trgovaeko Drustvo d.o.o. Sarajevo [Bosnia] (*)
Procter & Gamble Tuketim Mallari Sanayii A.S. [Turkey]
Procter & Gamble UK [U.K.]
Procter & Gamble UK Parent Company Ltd. [U.K.]
Procter & Gamble Ukraine [Ukraine]
Procter & Gamble Universal Holding B.V. [Netherlands]
Procter & Gamble Verwaltungs GmbH [Germany]
Procter & Gamble Vietnam Co. Ltd. [Vietnam]
Procter & Gamble, Spol. s.r.o. (Ltd.) [Slovak Republic]
Procter & Gamble-Rakona s.r.o. [Czech Republic]
Productos Cosméticos, S.L.U. [Spain]
Professional Care Logistics, S.L.U. [Spain]
Progam Realty & Development Corporation [Philippines]
Promotora de Bienes y Valores, S. de R.L. de C.V. [Mexico]
PT Cosmopolitan Cosmetics [Indonesia]
PT Kosmindo [Indonesia]
PT Procter & Gamble Home Products Indonesia [Indonesia]
PT Procter & Gamble Operations Indonesia [Indonesia]
Redmond Products, Inc. [Minnesota]
Richardson-Vicks do Brasil Quimica e Farmacêutica Ltda [Brazil]
Richardson-Vicks Real Estate Inc. [Ohio]
Riverfront Music Publishing Co., Inc. [Ohio]
Rosemount LLC [Delaware]
Russwell Ltd [Russia]
S.P.F. Beaute SAS [France]

Scannon GmbH [Germany]
Scannon S.A.S. [France]
Sebastian Europe GmbH [Germany]
Series Acquisition B.V. [Netherlands ]
Series Overseas Investment, LLC [Delaware]
Shulton, Inc. [New Jersey]
SPD Development Company Limited [U.K.]
SPD Swiss Precision Diagnostics GmbH [Switzerland]
Surfac S.R.L. [Peru]
Sycamore Productions, Inc. [Ohio]
Tambrands Inc. [Delaware]
Tambrands Limited [U.K.]
TAOS - FL, LLC [Florida]
TAOS Retail, LLC [Delaware]
Temple Trees Impex & Investment Private Limited [India]
The Art of Shaving - FL, LLC [Florida]
The Dover Wipes Company [Ohio]
The Gillette Company [Delaware]
The Iams Company [Ohio]
The Procter & Gamble Distributing LLC [Delaware]
The Procter & Gamble GBS Company [Ohio]
The Procter & Gamble Global Finance Company [Ohio]
The Procter & Gamble Manufacturing Company [Ohio]
The Procter & Gamble Paper Products Company [Ohio]
The Procter & Gamble U.S. Business Services Company [Ohio]
The Wella Corporation [Delaware]
Vidal Sassoon (Shanghai) Academy [China]
Vidal Sassoon Co. [Ohio]
WEBA Betriebsrenten-Verwaltungsgesellschaft mbH [Germany]
Wella (U.K.) Ltd. [U.K.]
Wella (UK) Holdings Ltd. [U.K.]
Wella Cosmetics China Ltd. Co. [China] (*)
Wella France S.A.S. [France]
Wella GmbH [Germany]
Wella Grundstucks-und Vermogensverwaltungs AG & Co. KG [Germany]
Wella Hellas Ltd. [Greece]
Wella India Hair Cosmetics Private Limited [India]
Wella Intercosmetic GmbH [Germany]
Wella Management GmbH [Germany]
Wella Manufacturing GmbH [Germany]
Wella Philippines Inc. [Philippines]
Wella Thailand Ltd. [Thailand] (*)
Wella Trading (Thailand) Ltd. [Thailand] (*)
Wella Verwaltung GmbH [Germany]